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                                                                    EXHIBIT 99.2


                                     FORM OF
                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE dated as of April 30, 2002 (this "Supplemental Indenture"), among Pioneer Natural Resources Company, a Delaware corporation (the "Company"), Pioneer Natural Resources USA, Inc., a Delaware corporation, as the subsidiary guarantor (the "Guarantor"), and The Bank of New York, a New York banking association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture referred to below.

                                    RECITALS

         A. The Company and the Trustee are parties to that certain Indenture, dated as of January 13, 1998 (the "Indenture"), pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness (collectively, the "Debt Securities").

         B. Article IX of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the holders of the Debt Securities, enter into a supplemental indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 of the Indenture.

         C. The Company desires to issue, and the Guarantor desires to guarantee, $150,000,000 aggregate principal amount of 7.50% Senior Notes Due 2012 (the "Notes") and in connection therewith, the Company and the Guarantor have duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to set forth the terms and provisions of the Notes and the Guarantor's guarantee thereof (the "Guarantee") as required by the Indenture.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Notes:

         Section 1. Notes. Pursuant to Section 2.03 of the Indenture, the terms and provisions of the Notes are as follows:

                  (a) The title of the Notes shall be "7.50% Senior Notes Due 2012."

                  (b) The Notes shall be initially limited to $150,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Notes, increase such aggregate principal amount in the future, on the same terms and conditions and with the same CUSIP numbers as the Notes. The Company shall not issue any such additional Notes unless the additional Notes are fungible with the Notes for United States federal income tax purposes.

                  (c) The Notes shall not require any principal or premium payments prior to maturity on April 15, 2012.

                  (d) The rate at which the Notes shall bear interest shall be 7.50% per annum; interest on the notes shall accrue from April 30, 2002, for the first interest payment and from the most recent interest payment date thereafter; the interest payment dates on which such interest

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shall be payable shall be April 15 and October 15, beginning October 15, 2002;
and the record dates for the determination of the holders of the Notes to whom such interest is payable shall be the immediately preceding April 1 (for April 15 payment dates) and October 1](for October 15 payment dates); the rate at which the overdue principal shall bear interest shall be 1% per annum in excess of the rate stated initially in this clause; and the rate at which overdue installments of interest shall bear interest shall be 1% per annum in excess of the rate stated initially in this clause to the extent lawful.

                  (e) Payments of principal of and interest on the Notes represented by one or more Global Senior Notes initially registered in the name of The Depository Trust Company (the "Depositary") or its nominee with respect to the Notes shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

                  (f) The Notes shall be redeemable at any time, at the option of the Company, in whole or from time to time in part, at the price, and otherwise in accordance with the terms and provisions, set forth in Section 2 of this Supplemental Indenture and (to the extent they do not conflict with Section 2 of this Supplemental Indenture) the terms and provisions of Sections 3.03 and
3.04 of the Indenture.

                  (g) The Notes shall be represented by one or more Global Senior Notes deposited with the Depositary and registered in the name of the nominee of the Depositary.

                  (h) There shall be no mandatory sinking fund for the payments of the Notes.

                  (i) In addition to the Events of Default set forth in Section
6.01 of the Indenture, failure on the part of the Guarantor to comply with
Section 3(c) of this Supplemental Indenture shall be an Event of Default with respect to the Notes.

                  (j) The obligations of the Guarantor with respect to the Notes shall be defeased if the Notes are defeased or if the Company's covenants under the Indenture are defeased.

                  (k) As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global Senior Notes relating to the Notes, owners of the beneficial interests in such Global Senior Notes shall not be entitled to have the Notes registered in their names and shall not receive or be entitled to receive physical delivery of Notes in definitive form except (i) as provided in Section 2.15(c) of the Indenture or
(ii) if an Event of Default with respect to the Notes has occurred and is continuing.

                  (l) The Bank of New York shall be the Trustee for the Notes under the Indenture.

                  (m) Article X of the Indenture shall apply to the Notes.

                  (n) The Guarantor shall execute and deliver its guarantee, substantially in the form attached hereto as Exhibit A (the "Guarantee"), of the payment of principal of, and premium, if any, and interest on the Notes in accordance with Section 3 hereof.


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                  (o) The Notes shall not be subordinated pursuant to the
provisions of Article XII of the Indenture. The Notes shall be senior unsecured obligations of the Company ranking pari passu with other existing and future senior unsecured indebtedness of the Company.

                  (p) The Company shall be subject to all the covenants set forth in Article IV of the Indenture with respect to the Notes.

                  (q) To the extent not set forth herein, the provisions of
Section 2.03 of the Indenture are not applicable.

         Section 2. Optional Redemption of Notes. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice as provided in the Indenture, on any date prior to maturity (the "Redemption Date") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event will a Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the Redemption Date.

         The amount of the Make-Whole Premium with respect to any of the Notes (or portion thereof) to be redeemed will be equal to the excess, if any, of:

                  (a) the sum of the present values, calculated as of the Redemption Date, of:

                           (i) each interest payment that, but for such redemption, would have been payable on such Note (or portion thereof) being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                           (ii) the principal amount that, but for such redemption, would have been payable at the final maturity of such Note (or portion thereof) being redeemed; over

                  (b) the principal amount of such Note (or portion thereof) being redeemed.

         The present values of interest and principal payments referred to in clause (a) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 50 basis points.

         The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Credit Suisse First Boston Corporation (or its successor) or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").


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         For purposes of determining the Make-whole Premium, "Treasury Yield"
means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the applicable Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no such Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

         Section 3.  Guarantee.

                  (a) The Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of the Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and premium, if any, and interest, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, on the Notes if any, if lawful, and all other obligations of the Company to the Holders of the Notes or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay or perform the same immediately. The Guarantor hereby agrees that its obligations hereunder shall


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be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Supplemental Indenture or the Indenture, the absence of any action to enforce the same, any amendment or modification of or waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, or any change in the ownership of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantor's guarantee under this Section shall not be discharged except by complete performance of the obligations of the Company and the Guarantor contained in the Notes, this Supplemental Indenture and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor any amount paid by any thereof to the Trustee or such Holder, the Guarantor's guarantee under this Section, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of the Notes in respect of any obligations guaranteed hereby until payment in full in cash of all obligations with respect to the Notes guaranteed hereby. The Guarantor further agrees that, as between itself as guarantor, on the one hand, and the Holders of the Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of the Guarantor's guarantee hereunder, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations with respect to the Notes guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its guarantee hereunder. The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  (b) Execution and Delivery of Guarantee. To evidence its Guarantee, set forth in Section 3(a), the Guarantor may, but is not required, to endorse a notation of such Guarantee by an officer of the Guarantor on each of the Notes authenticated and delivered by the Trustee, that this Supplemental Indenture shall be executed on behalf of the Guarantor by its President or one of its Vice Presidents and that the Company on behalf of the Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by the Guarantor and that such Guarantee is a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms. The Guarantor hereby agrees that its Guarantee, set forth in Section 3(a), shall remain in full force and effect notwithstanding any failure to endorse on each of the Notes a notation of the Guarantee. If an officer of the Guarantor whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Notes on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any of the Notes by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.


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                  (c) Guarantor May Consolidate, etc., on Certain Terms. The
Guarantor shall not consolidate with or merge with or into any Person, or sell all or substantially all its assets, unless the following conditions have been satisfied:

                           (i) Either (1) the Guarantor shall be the continuing Person in the case of a merger, or (2) the resulting, surviving or transferee Person, if other than the Guarantor (the "Successor Guarantor"), shall be a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia and the Successor Guarantor shall expressly assume all of the obligations of the Guarantor under the Guarantee;

                           (ii) Immediately after giving effect to the transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Subsidiary of the Guarantor as a result of the transaction as having been Incurred by the Successor Guarantor or the Subsidiary at the time of the transaction), no Default or Event of Default would occur or be continuing; and

                           (iii) The Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or sale complies with this Supplemental Indenture.

         Upon any consolidation by the Guarantor with, or merger by the Guarantor into, any other person or any sale of the properties and assets of the Guarantor as an entirety or virtually as an entirety as described in the preceding paragraph, the successor resulting from such consolidation or into which the Guarantor is merged or the transferee of such sale, will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Supplemental Indenture, and thereafter the predecessor (if still in existence) will be released from its obligations and covenants under this Supplemental Indenture and all outstanding Notes.

                  (d) Release and Reinstatement of Guarantee. The Guarantor shall be released and relieved of any obligations under its Guarantee upon release or other termination of that certain Guaranty dated as of May 31, 2000 (the "Credit Facility Guarantee"), by the Subsidiary Guarantor with respect to the $575,000,000 Credit Agreement dated as of May 31, 2000 (the "Credit Facility"), among the Company, as the borrower, Bank of America, N.A., as the administrative agent, Credit Suisse First Boston, as the documentation agent, J.P. Morgan Chase, as the syndication agent, and certain lenders. The obligations of the Guarantor under its Guarantee shall be reinstated upon the reinstatement of the obligations of the Guarantor under the Credit Facility Guarantee and the Guarantor hereby agrees to execute a guarantee substantially in the form of the Guarantee upon such reinstatement. Any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of the Credit Facility shall not be deemed a release or other termination of the Credit Facility Guarantee if the Guarantor provides a guarantee with respect to such refinancing, refunding, extension, renewal or replacement in substantially the same form, and on substantially the same terms, as the Credit Facility Guarantee. It is hereby understood and agreed that the Credit Facility may be refinanced, refunded, extended, renewed or replaced (through one or refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, from time to time after the termination of the Credit Facility.


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

                  (e) Contribution. The Company agrees that, in the event a payment shall be made by the Guarantor under the Guarantee, the Company shall indemnify the Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Company on the date hereof and the denominator of which shall be the aggregate net worth of the Company and the Guarantor on the date hereof.

         Section 4. Amendments to Sections 1.01, 2.07 and 2.15 and Article IV.

                  (a) Section 1.01. Section 1.01 is hereby amended, solely with respect to the Notes, by:

                           (i) adding the definitions specified in Schedule I hereto;

                           (ii) amending and restating the definitions specified in Schedule II hereto; and

                           (iii) deleting clause (a)(iv)(A) of the definition of "Adjusted Consolidated Net Tangible Assets" and substituting therefor the following language "the net book value of other tangible assets of the Company and its Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statement, and"; deleting the following language "Issue Date (including, without limitation, under the Credit Agreements)" at the end of clause (e) of the definition of "Permitted Liens" and substituting therefor the following language "date on which the 6.50% Senior Notes due 2008 and the 7.20% Senior Notes due 2028 of the Company were originally issued"; adding the following language "and Liens securing Non-Recourse Indebtedness; provided, however, that the related purchase money Indebtedness and Non-Recourse Indebtedness, as applicable, shall not be secured by any Property or assets of the company or any Restricted Subsidiary other than the Property acquired by the Company with the proceeds of such purchase money Indebtedness or Non- Recourse Indebtedness, as applicable" after "Purchase Money Liens" in clause (i) of the definition of "Permitted Liens"; and deleting the definition of "Credit Agreements" and substituting therefor the definition "Credit Facility" specified in Schedule I hereto.

                  (b) Sections 2.07 and 2.15. Section 2.07 is hereby amended, solely with respect to the Notes, by adding "the Underwriters," before "the Company" in the last sentence of Section 2.07, and Section 2.15 is hereby amended, solely with respect to the Notes, by adding "the Underwriters," before "the Company" in the third sentence of subclause (v) of Section 2.15(c).

                  (c) Article IV. Article IV is hereby amended, solely with respect to the Notes, by adding the Sections specified in Schedule III hereto.

         Section 5. Ratification. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Supplemental Indenture, the Company, the Guarantor and the Trustee hereby ratify, confirm and reaffirm the Indenture in all respects.


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         Section 6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 7. Governing Law. The laws of the State of New York shall govern the construction and interpretation of this Supplemental Indenture, without regard to principles of conflicts of laws.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written:

                                        Pioneer Natural Resources Company



                                        By:
                                           ------------------------------------
                                        Name:    Richard P. Dealy
                                        Title:   Vice President and Chief
                                                  Accounting Officer


                                        Pioneer Natural Resources USA, Inc.



                                        By:
                                           ------------------------------------
                                        Name:    Richard P. Dealy
                                        Title:   Vice President and Chief
                                                   Accounting Officer


                                        The Bank of New York, as Trustee



                                        By:
                                           ------------------------------------
                                        Name:    Remo J. Reale
                                        Title:   Vice President


Exhibit A - Form of Guarantee



                 [Signature Page - Third Supplemental Indenture]

                                   SCHEDULE I


         "Additional Assets" means (1) any Property (other than Indebtedness or Capital Stock) used in Oil and Gas Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in the Oil and Gas Business.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (B) for purposes of Section 4.15 only, a disposition that constitutes a Restricted Payment permitted by Section 4.14 or a Permitted Investment (including transfers of assets to an oil and gas royalty trust); (C) a disposition of assets with a fair market value of less than $5,000,000; (D) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;
(E) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business; (F) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas Property owned or held by the Company or such Restricted Subsidiary for any crude oil and natural gas Property owned or held by another Person; (G) the sale or transfer of mineral products or surplus or obsolete equipment, in each case in the ordinary course of business; and (H) any disposition that constitutes a Change of Control.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.


                                Schedule I - 1

         "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders do not have the right or ability by contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (2) individuals who on the date the Notes are issued constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the date the Notes are issued or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

                  (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

                  (y) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,


                                 Schedule I - 2

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.


                                 Schedule I - 3

         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication,

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale and Leaseback Transaction,

                  (2) amortization of debt discount or premium and debt issuance cost,

                  (3) capitalized interest,

                  (4) non-cash interest expenses,

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (6) net payments or receipts pursuant to Interest Rate Protection Agreements,

                  (7) Disqualified Stock dividends in respect of all Disqualified Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Disqualified Stock),

                  (8) interest incurred in connection with Investments in discontinued operations,

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, "Consolidated Interest Expense" shall not include (a) any Consolidated Interest Expense with respect to any Production Payments and Reserve Sales, (b) to the extent included in total interest expense, amortization or write-off of deferred financing costs of such Person or (c) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness.


                                 Schedule I - 4

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

                  (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

                           (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and

                           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain or loss net of taxes realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) extraordinary gains or losses net of taxes;

                  (6) any non-cash mark-to-market adjustments to assets or liabilities or write-downs of non-current assets net of taxes, provided, however, that any ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs, as if such write-downs had not occurred; and

                  (7) the cumulative effect of a change in accounting principles net of taxes.


                                 Schedule I - 5

Notwithstanding the foregoing, for the purpose of Section 4.14 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.14(a)(3)(D).

         "Credit Facility" means, with respect to the Company, the credit facility made available to the Company pursuant to the $575,000,000 Credit Agreement dated as of May 31, 2000, among the Company and the lenders named therein, together with any Refinancings thereof by a lender or a syndicate of lenders. It is understood and agreed that the Credit Facility may be refinanced, refunded, extended, renewed or replaced (through one or more such refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, from time to time after the termination of the applicable Credit Facility.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries,

                  (2) Consolidated Interest Expense,

                  (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period),

                  (4) exploration and abandonments expense (if applicable) and

                  (5) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and
(y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.


                                 Schedule I - 6

         "Guarantor" means Pioneer Natural Resources USA, Inc.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

         For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.14,

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Services, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,


                                 Schedule I - 7

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary incurred in connection with the acquisition by the Company or a Restricted Subsidiary of any Property and as to which:

                  (1) the holders of such Indebtedness agree in writing that they will look solely to the Property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and

                  (2) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms of any other Indebtedness of the Company or a Restricted Subsidiary, any holder of such other Indebtedness to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

         "Permitted Business Investment" means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

         "Permitted Holders" means Southeastern Asset Management Inc. and its Affiliates; provided, however, that a Person shall cease to be a Permitted Holder upon making a filing with the Securities and Exchange Commission that indicates such Person has acquired or holds the


                                 Schedule I - 8

Company's Voting Stock with a purpose or effect of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

                  (3) cash and Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.15;

                  (9) Permitted Business Investments;

                  (10) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed $50.0 million at any one time outstanding, measured as of the date such Investments are made, without giving effect to any subsequent changes in value (which Investments shall be deemed no longer outstanding only upon the return of capital thereof);

                  (11) Investments in any units of any oil and gas royalty trust; and

                  (12) Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries.


                                 Schedule I - 9

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Services, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Services, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Services, Inc. or both, as the case may be.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Restricted Payment" with respect to any Person means

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is


                                 Schedule I - 10
not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), provided, however, that the Company may purchase, redeem or otherwise acquire or retire for value common stock of the Company in an amount not to exceed $10.0 million in the aggregate in any fiscal year for all such transactions after April 11, 2000, made pursuant to this proviso and the amount of such purchase, redemption or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition) or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the date the Notes are issued or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary Guarantor" means any Subsidiary of the Company, including the Guarantor, which incurs a Guarantee under Section 4.13(b)(12) hereof.

         "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor permitted under Section 4.13(b)(12).

         "Underwriters" means Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc.

         "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and


                                 Schedule I - 11

                  (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.14. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.13(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries."


                                 Schedule I - 12

                                   SCHEDULE II



         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.14 and 4.15 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of Section 4.16 only, "Affiliate" shall not include Prize Energy Corp.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Debt Securities in Sections 4.15 and 4.17 of this Indenture and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Debt Securities tendered pursuant thereto.

         "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication:

                  (1) any liability, contingent or otherwise, of such Person

                           (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),


                                Schedule II - 1

                           (B) evidenced by a note, bond, debenture or similar instrument or

                           (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property;

                  (2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property);

                  (3) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than as entered into in the ordinary course of business;

                  (4) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

                  (5) all indebtedness of others of the type referred to in clauses (i) through (iv) hereof secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets or the property securing such lien;

                  (6) all indebtedness of others of the type referred to in clauses (i) through (v) hereof (including all interest and dividends on any Indebtedness or Preferred Stock of any other Person the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and

                  (7) to the extent not otherwise included in this definition, obligations in respect of Hedging Obligations.

Notwithstanding the preceding, Indebtedness shall not include (a) accounts payable arising in the ordinary course of business, (b) any obligations in respect of prepayments for gas or oil production or gas or oil imbalances, (c) estimated asset retirement obligations required to be recorded as liabilities under GAAP, and (d) Production Payments and Reserve Sales.

         "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other hydrocarbon properties, (b) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (c)


                                Schedule II - 2
any power generation and electrical transmission business and (d) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) through (c) of this definition.

         "Senior Indebtedness" means, with respect to a Person,

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and

                  (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Debt Securities; provided, however, that Senior Indebtedness of such Person shall not include:

                  (1) any obligation of such Person to any Subsidiary,

                  (2) any liability for Federal, state, local or other taxes owed or owing by such Person,

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

                  (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

                  (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such


                                Schedule II - 3
similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Services, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Services, Inc.


                                Schedule II - 4

                                  SCHEDULE III



         Section 4.13.  Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

                  (b) Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

                           (1) Indebtedness Incurred pursuant to the Credit Facility, including any amendment, modification, supplement, extension, restatement, replacement (including replacement after the termination of such Credit Facility), restructuring, increase, renewal, or Refinancing thereof from time to time in one or more agreements or instruments; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $675.0 million less the sum of all principal payments since April 11, 2000, with respect to such Indebtedness pursuant to Section 4.16(a)(3)(A) and (ii) the sum of
         (x) $100 million and (y) 20% of the Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

                           (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

                           (3) the Debt Securities;

                           (4) Indebtedness outstanding on April 11, 2000 (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.13(b));

                           (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company);

                           (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.13(a) or pursuant to clause
         (3), (4) or (5) of this Section 4.13(b) or


                                Schedule III - 1
         this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

                           (7) Hedging Obligations consisting of Interest Rate Protection Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture;

                           (8) Non-Recourse Indebtedness;

                           (9) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

                           (10) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property;

                           (11) Indebtedness under Commodity Price Protection Agreements and Currency Exchange Protection Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

                           (12) Indebtedness consisting of the Subsidiary Guarantee of the Guarantor (including any reinstatement of such Subsidiary Guarantee) and any Subsidiary Guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3), (4), (7), (11) or (13) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (3) or (4); and

                           (13) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) of this Section 4.13(b) or
         Section 4.13(a)), does not exceed $50 million.

                  (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.13(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or a Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Debt Securities or to the Subsidiary Guaranty of such Subsidiary Guarantor to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.13, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of


                                Schedule III - 2

Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company shall be entitled at the time of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

                  (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Exchange Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Exchange Protection Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Exchange Protection Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and
(2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, will be determined on the date such Refinancing Indebtedness is Incurred.

         Section 4.14.  Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                           (1) a Default shall have occurred and be continuing (or would result therefrom);

                           (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.13(a); or

                           (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since April 11, 2000, would exceed the sum of (without duplication):

                                    (A) 50% of the Consolidated Net Income
                  accrued during the period (treated as one accounting period) from July 1, 2000, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                                    (B) 100% of the aggregate Net Cash Proceeds
                  received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) after April 11, 2000 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan


                                Schedule III - 3
                  or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders after April 11, 2000; plus

                                    (C) the amount by which Indebtedness of the
                  Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) after April 11, 2000, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                                    (D) an amount equal to the sum of (x) the
                  net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

                                    (E) $25 million.

                  (b) The provisions of Section 4.14(a) shall not prohibit:

                           (1) any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of "Restricted Payment") made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
         (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.14(a)(3)(B);

                           (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially


                                Schedule III - 4
         concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.13; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.14; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

                           (4) so long as no Default has occurred and is continuing the repurchase or other acquisition of shares of or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $3 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

         Section 4.15.  Limitation on Sales of Assets and Subsidiary Stock.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless
(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;
(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents, Additional Assets or any combination thereof ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate fair market value, as determined in the good faith of the Board of Directors, of all such Property other than Permitted Consideration received from Asset Dispositions and held by the Company and the Restricted Subsidiaries at any one time shall not exceed 10% of Adjusted Consolidated Net Tangible Assets; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;


                                Schedule III - 5
and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Debt Securities (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Debt Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions of Section 4.15(b); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.15, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.15(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.15(a) exceeds $20.0 million. Pending application of Net Available Cash pursuant to this Section 4.15(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of this Section 4.15(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Debt Securities (and other Senior Indebtedness) pursuant to Section 4.15(a)(3)(C), the Company shall purchase Debt Securities tendered pursuant to an offer by the Company for the Debt Securities and such other Senior Indebtedness (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness in accordance with the procedures (including prorationing in the event of over subscription) set forth in Section 4.15(c). If the aggregate purchase price of Debt Securities (and any other Senior Indebtedness tendered pursuant to the Offer) exceeds the Net Available Cash allotted to their purchase, the Company shall select the Debt Securities and other Senior Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Debt Securities will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make an Offer to purchase Debt Securities (and other Senior Indebtedness pursuant to this Section 4.15 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                           (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Debt Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.15(b) in the event the Offer is


                                Schedule III - 6
         oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Debt Securities pursuant to the Offer, together with the information contained in clause (3).

                           (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.15(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Debt Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Debt Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Debt Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.15.

                           (3) Holders electing to have a Debt Security purchased shall be required to surrender the Debt Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debt Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Debt Security purchased. Holders


                                Schedule III - 7
         whose Debt Securities are purchased only in part shall be issued new Debt Securities equal in principal amount to the unpurchased portion of the Debt Securities surrendered.

                           (4) At the time the Company delivers Debt Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Debt Section. A Debt Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

         Section 4.16.  Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $1.0 million but less than $5.0 million, an officer of the Company certifies that such Affiliate Transaction complies with clause (1) of this paragraph, evidenced by an Officer's Certificate delivered to the Trustee; (3) if such Affiliate Transaction involves an amount equal to or in excess of $5.0 million but less than $20.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board of Directors resolution; and (4) if such Affiliate Transaction involves an amount equal to or in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.16(a) shall not prohibit (1) any Investment or other Restricted Payment, in each case permitted to be made pursuant to Section 4.14; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (3) loans or advances to officers, directors or employees in the ordinary course of business of the Company or its Restricted Subsidiaries; (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate


                                Schedule III - 8

Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (7) indemnities of officers, directors or employees of the Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions; (8) any severance or employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and (9) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

         Section 4.17.  Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Debt Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.17(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Debt Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                           (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income and capitalization, each after giving effect to such Change of Control);

                           (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                           (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Debt Securities purchased.

                  (c) Holders electing to have a Debt Security purchased will be required to surrender the Debt Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debt Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Debt Security purchased.

                  (d) On the purchase date, all Debt Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company


                                Schedule III - 9
shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Debt Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Debt Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

         Section 4.18. Suspension of Covenants. During any period time that (a) the Notes have an Investment Grade Rating from either of the Rating Agencies and
(b) no Default or Event of Default has occurred and is continuing under the Indenture, the Company and the Restricted Subsidiaries will not be subject to the provisions in Sections 4.13, 4.14, 4.15 and 4.16 of the Indenture (collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from either Rating Agency, or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.14 as though such covenant had been in effect during the entire period of time from the date the Notes are issued.


                                Schedule III - 10